Exhibit 99.1

Pzena Investment Management, Inc. Reports Results for the Fourth Quarter and Full Year 2007

  Pzena Class A Common Stock began trading on the New York Stock Exchange on October 25, 2007, under the ticker symbol “PZN”
  Revenues were $34.8 million for fourth quarter 2007 and $147.1 million for full year 2007
  Pro forma net income was $1.1 million for fourth quarter 2007 and $4.9 million for full year 2007
  Pro forma earnings per share were $0.18 for fourth quarter 2007 and $0.81 for full year 2007

NEW YORK--(BUSINESS WIRE)--Pzena Investment Management, Inc. (NYSE: PZN) reported fourth quarter 2007 net income, generated through the company’s 9.5% economic interest in the results of its operating company, of $0.7 million, or $0.12 per diluted share. Net income and earnings per diluted share for the full year 2007 were the same as for the fourth quarter, as these both represent results for the period subsequent to the company’s initial public offering.

On a pro forma basis, the company reported fourth quarter 2007 net income of $1.1 million, or $0.18 per diluted share, compared with $1.2 million, or $0.20 per diluted share, for the fourth quarter of 2006, and $1.4 million, or $0.23 per diluted share, for the third quarter of 2007. For the year ended December 31, 2007, pro forma net income and earnings per diluted share were $4.9 million and $0.81, respectively, compared with $3.7 million and $0.60, respectively, for 2006.

The pro forma adjustments give effect to: (i) the company’s initial public offering on October 30, 2007; (ii) the full year effect of the three-year $60 million term loan agreement completed by Pzena’s operating company on July 23, 2007; (iii) the amendment of Pzena’s operating company’s operating agreement on March 31, 2007 to remove all mandatory unit redemption provisions; and (iv) the acceleration of all outstanding unvested operating company units and options as of March 31, 2007. All such adjustments have been recorded as if they had occurred at the beginning of each period presented. All pro forma earnings per share figures have been presented assuming that all stock and stock equivalents have been outstanding as of the beginning of each period presented. Management believes that these adjustments, and the non-GAAP measures derived from them, provide information to better analyze the company’s operations between periods and over time. Investors should consider non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial tables attached to this press release.

Flows and Assets Under Management

Assets Under Management
($ billions)
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006

Separately-Managed Accounts
Beginning of Period Assets	$16.0	$16.5	$13.4	$14.5	$10.4
Net Flows	(0.1)	0.7	0.2	1.5	2.1
Appreciation	(1.9)	(1.2)	0.9	(2.0)	2.0
End of Period Assets	$14.0	$16.0	$14.5	$14.0	$14.5

Sub-Advised Accounts
Beginning of Period Assets	$12.9	$14.1	$11.5	$12.8	$6.4
Net Flows	(1.7)	(0.3)	0.7	(1.6)	4.7
Appreciation	(1.6)	(0.9)	0.6	(1.6)	1.7
End of Period Assets	$9.6	$12.9	$12.8	$9.6	$12.8

Total
Beginning of Period Assets	$28.9	$30.6	$24.9	$27.3	$16.8
Net Flows	(1.8)	0.4	0.9	(0.1)	6.8
Appreciation	(3.5)	(2.1)	1.5	(3.6)	3.7
End of Period Assets	$23.6	$28.9	$27.3	$23.6	$27.3

At December 31, 2007, the company managed $23.6 billion in total assets, a decrease of 18.3% from $28.9 billion at September 30, 2007, and a decrease of 13.6% from $27.3 billion at December 31, 2006. During the fourth quarter of 2007, assets under management declined due to $3.5 billion in market depreciation and $1.8 billion in net outflows. The net outflows were nearly all in the sub-advised funds. The decrease year-over-year in assets under management was due almost entirely to $3.6 billion in market depreciation.

At December 31, 2007, the company managed $14.0 billion in separate accounts and $9.6 billion in sub-advised funds, for a total of $23.6 billion in assets. During the fourth quarter of 2007, assets in separately-managed accounts decreased $2.0 billion, or 12.5%, from $16.0 billion at September 30, 2007, due to $1.9 billion in market depreciation and $0.1 billion in net outflows. During the same period, sub-advised assets declined $3.3 billion, or 25.6%, from $12.9 billion, due to $1.7 billion in net outflows and $1.6 billion in market depreciation.

For the year ended December 31, 2007, assets in separately-managed accounts decreased $0.5 billion, or 3.4%, from $14.5 billion at December 31, 2006, due to $2.0 billion in market depreciation, offset by net inflows of $1.5 billion. During the same period, sub-advised assets decreased $3.2 billion, or 25.0%, from $12.8 billion, due to $1.6 billion in net outflows and $1.6 billion in market depreciation.

Commenting on the quarterly and full year results, Chief Executive Officer Richard Pzena said, “In a very difficult environment for value investors, our performance suffered during the fourth quarter. The Russell 1000 Value Index was negative for the year, and our Large Cap Value Service – what we would call a deep value portfolio – fell by 12.3%. That underperformance led to asset outflows, predominantly among our sub-advised relationships. But minimal attrition among our institutional clients is a reflection of their understanding of our rigorous research and discipline. In fact, we have launched a new financials-only service specifically to capitalize on the extraordinary opportunity our research tells us can be found in the financial sector.”

Financial Discussion

Revenue
($ millions)
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006

Separately-Managed Accounts	$24.2	$26.6	$23.1	$99.8	$80.8
Sub-Advised Accounts	10.6	13.6	10.8	47.3	34.3
Total	$34.8	$40.2	$33.9	$147.1	$115.1

Revenues were $34.8 million for the fourth quarter of 2007, an increase of 2.7% from $33.9 million for the fourth quarter of 2006, and a decrease of 13.4% from $40.2 million for the third quarter of 2007. For the year ended December 31, 2007, revenues were $147.1 million, an increase of 27.8% from $115.1 million the prior year.

Average assets under management for the fourth quarter of 2007 were $26.4 billion, an increase of 1.1% from $26.1 billion for the fourth quarter of 2006, and a decrease of 10.2% from $29.4 billion for the third quarter of 2007. For the full year 2007, average assets under management were $28.3 billion, an increase of 28.1% from $22.1 billion for the full year 2006.

Weighted average fees increased to 53.0 basis points in the fourth quarter of 2007, from an average of 51.5 basis points during the first three quarters of the year, mainly due to the shift in asset mix to separately-managed accounts, as well as an increase in separately-managed account fees to an average of 64.9 basis points during the fourth quarter from an average of 64.3 basis points during the first three quarters of the year.

Total operating expenses declined by 94.5% in the fourth quarter of 2007 compared to the fourth quarter of 2006, reflecting the accounting implications of the amendment of the company’s operating agreement on March 31, 2007 to remove the mandatory redemption provisions of its membership units. For the same reasons, total operating expenses for the full year 2007 declined by 54.6% compared to the full year 2006. Compared to the third quarter of 2007, fourth quarter 2007 operating expenses increased approximately 18.5%, primarily as a result of increased professional fees associated with the company’s initial public offering.

On a pro forma basis, total operating expenses in the fourth quarter of 2007 increased 1.5% compared with the fourth quarter of 2006, and increased 2.6% compared with the third quarter of 2007. Pro forma total operating expenses increased by 6.2% in 2007 compared with 2006, due to growth in employee headcount and expenses associated with the initial public offering.

Management anticipates 2008 total operating expenses to be slightly higher than those of 2007, due to additional costs of operating as a public company (e.g., accounting and legal requirements, Sarbanes-Oxley compliance, etc.), and the full year effect of the personnel added during 2007. As of December 31, 2007, employee headcount was 79, up from 65 at December 31, 2006. This change arose as a result of staffing increases in nearly all of the company’s functional areas, commensurate with its growth.

Operating margin was 59.9% for the fourth quarter of 2007, compared with a negative 643.1% for the fourth quarter of 2006, and 70.7% for the third quarter of 2007. For the full year 2007, operating margin was 3.0%, compared with a negative 172.8% for 2006.

Pro forma operating margin was 65.3% for the fourth quarter of 2007, compared with 64.9% for the fourth quarter of 2006, and 70.7% for the third quarter of 2007. For the full year 2007, the pro forma operating margin increased to 68.8% from 62.5% for 2006.

Other income decreased by $5.3 million for the fourth quarter of 2007 compared with the fourth quarter of 2006 and decreased $0.9 million from the third quarter of 2007. This was primarily the result of the performance of company investments, as well as the effect of the $60 million term loan entered into on July 23, 2007. The full year decline of $8.3 million for 2007 compared to 2006 was attributable to the same factors.

On a pro forma basis, other income declined $4.3 million for the fourth quarter of 2007 compared with the fourth quarter of 2006, and decreased $0.6 million from the third quarter of 2007. In both comparative periods, the decrease was primarily the result of the performance of company investments. The full year decline of $6.6 million for 2007 compared to 2006 was attributable to the same factors.

Capital and Liquidity

Today, the company amended its Credit Agreement with its bank to, among other things, modify the covenants and reduce the size of the revolving credit facility. A complete description of the amendment has been filed in an 8-K dated February 11, 2008.

Fourth Quarter 2007 Earnings Call Information

Pzena Investment Management will host a conference call to discuss the company’s financial results on Tuesday, February 12, at 10:00 a.m. EST. The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be “listen-only,” go to www.mshow.com to register. The show number is 340929. Select the streaming audio option when you join the conference call. (Please note that your computer must be equipped with speakers and the appropriate software to use this option.)

Teleconference Instructions: To gain access to the conference call via telephone, U.S. and Canada callers should dial (877) 820-5027; international callers should dial (706) 679-9396. The conference code is 30723032.

Replay: The conference call will be available for replay at the above access points through February 19, 2008.

About Pzena Investment Management

Pzena Investment Management, LLC, the operating company of Pzena Investment Management, Inc., is a premier value-oriented investment management company with a record of investment excellence and exceptional client service. Founded in late 1995, Pzena Investment Management has built a diverse, global client base. PZN stock began trading on the New York Stock Exchange on October 25, 2007. More company and stock information is posted on the company’s website, www.pzena.com.

Forward Looking Statements

From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, but are not limited to: loss of revenues due to contract terminations and redemptions, our ownership structure, catastrophic or unpredictable events, unavailability of third-party retail distribution channels, damage to our reputation, our interpretation of and positioning relative to the market, fluctuations in the financial markets and the competitive conditions in the mutual fund, asset management and broader financial services sectors. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see "Forward-Looking Statements" and, where applicable, "Risk Factors" in the company's Prospectus dated October 24, 2007 and quarterly reports filed with the U.S. Securities and Exchange Commission.

Contact: Wayne Palladino, (212) 583-0179 or palladino@pzena.com

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	As of
	December 31,	December 31,
	2007	2006
	(unaudited)
ASSETS
Cash and Cash Equivalents	$26,547	$30,920
Advisory Fees Receivable	26,061	25,216
Investments in Marketable Securities	27,465	23,247
Other Assets	5,474	6,750
Investments in Affiliates	-	3,613
Deferred Tax Assets	68,387	-
TOTAL ASSETS	$153,934	$89,746

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$8,696	$4,082
Securities Sold Short	1,028	876
Compensatory Units Subject	-	263,980
Long Term Debt	60,000	-
Liability to Selling Shareholders	58,391	-
Other Liabilities	11,385	3,822
Subtotal	139,500	272,760
Capital Units Subject	-	533,553
TOTAL LIABILITIES	139,500	806,313

Commitments and Contingencies	-	-
Minority and Non-Controlling Interests	16,355	13,399
Excess of Liabilities over Assets	-	(729,966)

TOTAL EQUITY	(1,921)	-
TOTAL LIABILITIES AND EQUITY	$153,934	$89,746

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	For the Quarter Ended		For the Year Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)
REVENUE	$34,794	$33,889	$147,149	$115,087

EXPENSES
Compensation and Benefits Expense	8,488	248,764	129,701	305,632
General and Administrative Expenses	5,451	3,089	13,038	8,380
TOTAL OPERATING EXPENSES	13,939	251,853	142,739	314,012
Operating Income/(Loss)	20,855	(217,964)	4,410	(198,925)

Total Other Income/(Expense)	(2,476)	2,822	(2,136)	6,114

Income/(Loss) Before Income Taxes and
Minority and Non-Controlling Interests	18,379	(215,142)	2,274	(192,811)

Provision for Income Taxes	1,734	869	5,610	3,941
Minority and Non-Controlling Interests	15,912	674	(20,644)	1,997
Income/(Loss) Before Interest on
Mandatorily Redeemable Units	733	(216,685)	17,308	(198,749)

Interest on Mandatorily Redeemable Units	-	469,957	16,575	516,708

Net Income/(Loss)	$733	$(686,642)	$733	$(715,457)

Basic Earnings per Share	$0.12		$0.12
Basic Weighted Average Shares Outstanding	6,111,118		6,111,118

Diluted Earnings per Share	$0.12		$0.12
Diluted Weighted Average Shares Outstanding	6,118,868		6,118,868

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Pro Forma		Pro Forma
	For the Quarter Ended		For the Year Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
REVENUE	$34,794	$33,889	$147,149	$115,087

EXPENSES
Compensation and Benefits Expense	7,686	8,810	33,925	34,830
General and Administrative Expenses	4,388	3,089	11,975	8,380
TOTAL OPERATING EXPENSES	12,074	11,899	45,900	43,210
Operating Income/(Loss)	22,720	21,990	101,249	71,877

Total Other Income / (Expense)	(2,476)	1,855	(4,309)	2,250

Income/(Loss) Before Income Taxes and
Minority and Non-Controlling Interests	20,244	23,845	96,940	74,127

Provision for Income Taxes	2,026	1,764	9,029	6,625
Minority and Non-Controlling Interests	17,111	20,882	82,976	63,848
Income/(Loss) Before Interest on
Mandatorily Redeemable Units	1,107	1,199	4,935	3,654

Interest on Mandatorily Redeemable Units	-	-	-	-

Net Income/(Loss)	$1,107	$1,199	$4,935	$3,654

Basic Earnings per Share	$0.18	$0.20	$0.81	$0.60
Basic Weighted Average Shares Outstanding	6,111,118	6,111,118	6,111,118	6,111,118

Diluted Earnings per Share	$0.18	$0.20	$0.81	$0.60
Diluted Weighted Average Shares Outstanding	6,118,868	6,118,868	6,118,868	6,118,868

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

				Pro Forma
	Quarter Ended			Quarter Ended
	December 31,	Pro Forma		December 31,
	2007	Adjustments		2007
REVENUE	$34,794	$-		$34,794

EXPENSES
Compensation and Benefits Expense	8,488	(802)	D	7,686
General and Administrative Expenses	5,451	(1,063)	A	4,388
TOTAL OPERATING EXPENSES	13,939	(1,865)		12,074
Operating Income/(Loss)	20,855	1,865		22,720

Total Other Income/(Expense)	(2,476)	-		(2,476)

Income/(Loss) Before Income Taxes and
Minority and Non-Controlling Interests	18,379	1,865		20,244

Provision for Income Taxes	1,734	292	B	2,026
Minority and Non-Controlling Interests	15,912	1,199	C	17,111
Income/(Loss) Before Interest on
Mandatorily Redeemable Units	733	374		1,107

Interest on Mandatorily Redeemable Units	-	-		-

Net Income/(Loss)	$733	$374		$1,107

Basic Earnings per Share				$0.18
Basic Weighted Average Shares Outstanding				6,111,118

Diluted Earnings per Share				$0.18
Diluted Weighted Average Shares Outstanding				6,118,868

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

				Pro Forma
	Quarter Ended			Quarter Ended
	September 30,	Pro Forma		September 30,
	2007	Adjustments		2007
REVENUE	$40,217	$-		$40,217

EXPENSES
Compensation and Benefits Expense	8,807	-		8,807
General and Administrative Expenses	2,958	-		2,958
TOTAL OPERATING EXPENSES	11,765	-		11,765
Operating Income/(Loss)	28,452	-		28,452

Total Other Income/(Expense)	(1,621)	(243)	E	(1,864)

Income/(Loss) Before Income Taxes and
Minority and Non-Controlling Interests	26,831	(243)		26,588

Provision for Income Taxes	1,269	1,078		2,347
Minority and Non-Controlling Interests	(711)	23,555		22,844
Income/(Loss) Before Interest on
Mandatorily Redeemable Units	26,273	(24,876)		1,397

Interest on Mandatorily Redeemable Units	-	-		-

Net Income/(Loss)	$26,273	$(24,876)		$1,397

Basic Earnings per Share				$0.23
Basic Weighted Average Shares Outstanding				6,111,118

Diluted Earnings per Share				$0.23
Diluted Weighted Average Shares Outstanding				6,118,868

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

				Pro Forma
	Quarter Ended			Quarter Ended
	December 31,	Pro Forma		December 31,
	2006	Adjustments		2006
REVENUE	$33,889	$-		$33,889

EXPENSES
Compensation and Benefits Expense	248,764	(239,954)	D	8,810
General and Administrative Expenses	3,089	-		3,089
TOTAL OPERATING EXPENSES	251,853	(239,954)		11,899
Operating Income/(Loss)	(217,964)	239,954		21,990

Total Other Income/(Expense)	2,822	(967)	E	1,855

Income/(Loss) Before Income Taxes and
Minority and Non-Controlling Interests	(215,142)	238,987		23,845

Provision for Income Taxes	869	895	B	1,764
Minority and Non-Controlling Interests	674	20,208	C	20,882
Income/(Loss) Before Interest on
Mandatorily Redeemable Units	(216,685)	217,884		1,199

Interest on Mandatorily Redeemable Units	469,957	(469,957)	F	-

Net Income/(Loss)	$(686,642)	$687,841		$1,199

Basic Earnings per Share				$0.20
Basic Weighted Average Shares Outstanding				6,111,118

Diluted Earnings per Share				$0.20
Diluted Weighted Average Shares Outstanding				6,118,868

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

				Pro Forma
	Year Ended			Year Ended
	December 31,	Pro Forma		December 31,
	2007	Adjustments		2007
REVENUE	$147,149	$-		$147,149

EXPENSES
Compensation and Benefits Expense	129,701	(95,776)	D	33,925
General and Administrative Expenses	13,038	(1,063)	A	11,975
TOTAL OPERATING EXPENSES	142,739	(96,839)		45,900
Operating Income/(Loss)	4,410	96,839		101,249

Total Other Income/(Expense)	(2,136)	(2,173)	E	(4,309)

Income/(Loss) Before Income Taxes and
Minority and Non-Controlling Interests	2,274	94,666		96,940

Provision for Income Taxes	5,610	3,419	B	9,029
Minority and Non-Controlling Interests	(20,644)	103,620	C	82,976
Income/(Loss) Before Interest on
Mandatorily Redeemable Units	17,308	(12,373)		4,935

Interest on Mandatorily Redeemable Units	16,575	(16,575)	F	-

Net Income/(Loss)	$733	$4,202		$4,935

Basic Earnings per Share				$0.81
Basic Weighted Average Shares Outstanding				6,111,118

Diluted Earnings per Share				$0.81
Diluted Weighted Average Shares Outstanding				6,118,868

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

				Pro Forma
	Year Ended			Year Ended
	December 31,	Pro Forma		December 31,
	2006	Adjustments		2006
REVENUE	$115,087	$-		$115,087

EXPENSES
Compensation and Benefits Expense	305,632	(270,802)	D	34,830
General and Administrative Expenses	8,380	-		8,380
TOTAL OPERATING EXPENSES	314,012	(270,802)		43,210
Operating Income/(Loss)	(198,925)	270,802		71,877

Total Other Income/(Expense)	6,114	(3,864)	E	2,250

Income/(Loss) Before Income Taxes and
Minority and Non-Controlling Interests	(192,811)	266,938		74,127

Provision for Income Taxes	3,941	2,684	B	6,625
Minority and Non-Controlling Interests	1,997	61,851	C	63,848
Income/(Loss) Before Interest on
Mandatorily Redeemable Units	(198,749)	202,403		3,654

Interest on Mandatorily Redeemable Units	516,708	(516,708)	F	-

Net Income/(Loss)	$(715,457)	$719,111		$3,654

Basic Earnings per Share				$0.60
Basic Weighted Average Shares Outstanding				6,111,118

Diluted Earnings per Share				$0.60
Diluted Weighted Average Shares Outstanding				6,118,868

NOTES TO THE PRO FORMA ADJUSTMENTS:

(A)	Represents an adjustment to remove one-time costs associated with the direct additional legal and accounting fees incurred by Pzena Investment Management, LLC as a result of the initial public offering of Pzena Investment Management, Inc. on October 30, 2007.

(B)	Reflects the pro forma impact of federal, state and local taxes on the income allocated from Pzena Investment Management, LLC. Historically, the operating company was subject solely to the New York City Unincorporated Business Tax (UBT).

For periods prior to July 23, 2007, taxes have been adjusted to reflect the full-period UBT deductibility of the interest expense associated with the three-year, $60 million term loan agreement completed by the operating company on July 23, 2007.

(C)	Represents the non-controlling interest allocation of approximately 90.5% of the income of Pzena Investment Management, Inc. to Pzena Investment Management, LLC.

(D)	Reflects an adjustment to remove unit-based compensation charges and one-time merit compensation associated with the initial public offering. Effective March 31, 2007, the obligation of the operating company to mandatorily redeem its membership units was eliminated. Also on this date, vesting on all outstanding unvested operating company units and options was accelerated. As a result of these changes, there will be no further unit-based compensation expense as of and from this date.

(E)	Represents the full-period effect of interest expense and loan origination fees amortization associated with the three-year, $60 million term loan agreement completed by the operating company on July 23, 2007.

(F)	Reflects an adjustment to remove unit-based interest expense. Effective March 31, 2007, the obligation of the operating company to mandatorily redeem its membership units was eliminated. Accordingly, there will be no unit-based interest expense as of and from this date.

Assets Under Management by Strategy
($ billions)

	December 31,	September 30,	December 31,
	2007	2007	2006

Large Cap Value	$13.6	$17.3	$18.1
Value Service	5.0	5.8	5.7
Global Value	2.6	2.9	0.9
Small Cap Value	0.9	1.1	1.1
Mid Cap Value	0.4	0.6	0.6
International Value	0.5	0.6	0.4
All Cap Value	0.4	0.4	0.5
Other	0.2	0.2	-
Total	$23.6	$28.9	$27.3

CONTACT:
Pzena Investment Management, Inc.
Wayne Palladino, 212-583-0179
palladino@pzena.com